EXHIBIT 21



      STRUCTURAL DYNAMICS RESEARCH CORPORATION AND SUBSIDIARIES
                   SUBSIDIARIES OF THE REGISTRANT





                                                 State or Other
                                                 Jurisdiction
Name                                             of Incorporation

SDRC Engineering Services Division, Inc.         Ohio
SDRC Software Products Marketing Division, Inc.  Ohio
SDRC Systems, Inc.                               Ohio
SDRC U.K. Limited                                United Kingdom
SDRC Italia, Srl.                                Italy
SDRC Korea Limited                               South Korea
SDRC Svenska AB                                  Sweden
SDRC Singapore Pte. Ltd.                         Singapore
SDRC Nederland B.V.                              Netherlands
SDRC AG                                          Switzerland
SDRC Belgium N.V./S.A.                           Belgium
SDRC France S.A.                                 France
SDRC Espaua, S.A.                                Spain
SDRC Japan K.K.                                  Japan
SDRC Software and Services, GmbH                 Germany


Note: All of the above corporations are wholly-owned subsidiaries of the Registrant except SDRC U.K. Limited, which is .1% owned by the Registrant, 49.9% owned by SDRC Engineering Services Division, Inc. and 50% owned by SDRC Software Products
Marketing Division, Inc., SDRC France S.A., which is a majority owned subsidiary of SDRC Software Products Marketing Division, Inc., SDRC Japan K.K. which is a wholly-owned subsidiary of SDRC Software Products Marketing Division, Inc. and
SDRC Software and Services, GmbH which is a joint venture company 50.1% owned by the Registrant and 49.9% owned by Siemens
Nixdorf Informationssysteme AG.